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                                                                    Exhibit 99.2

                                     FORM OF

                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

              14.25 % SERIES A SECOND PRIORITY SENIOR SECURED NOTES
                      DUE 2007 (PIK THROUGH APRIL 1, 2000)

                                       OF

                             ANKER COAL GROUP, INC.

                  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 14.25% Series A Second Priority Senior Secured Notes due 2007 (PIK through April 1, 2000) (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

       BY HAND DELIVERY:                              BY FACSIMILE TRANSMISSION:
     The Bank of New York                                    212-815-6339
      101 Barclay Street
      New York, NY 10286
         Ground Level
Corporate Trust Services Window
Attn: Reorganization Unit -- 7E

    BY OVERNIGHT COURIER OR                            TO CONFIRM BY TELEPHONE
  REGISTERED/CERTIFIED MAIL:                             OR FOR INFORMATION:
     The Bank of New York                                    212-815-6331
      101 Barclay Street
      New York , NY 10286
Attn: Reorganization Unit -- 7E


                  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL

                  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

                  The undersigned hereby tenders to Anker Coal Group, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the
conditions set forth in the Prospectus dated         , 1999 (as the same may be
amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Aggregate Principal Amount Tendered:                          Name(s) of Registered Holders(s):
_____________________________________________                 ______________________________________________

Certificate No(s). (if available):  _________                 Address(es):__________________________________

                                                              ______________________________________________
If Old Notes will be tendered by
book-entry transfer, provide the                              ______________________________________________
following information:
                                                              Area Code and Telephone Number(s):____________

DTC Account Number:_________________________

                                                              Signatures(s):________________________________

Date:_______________________________________                  ______________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

                  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

                  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:_________________________________                ________________________________
                                                                   (Authorized Signature)
Address:______________________________________                Title:__________________________
_____________________________________________                 Name:___________________________
_____________________________________________                          (Please type or print)
                                    (ZIP Code)
Area Code and Telephone Number:________________               Date:____________________________

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL
         AND ANY OTHER REQUIRED DOCUMENTS.